Exhibit 10.15

FOGO DE CHÃO, INC.

MANAGEMENT INCENTIVE PLAN

The purpose of this Fogo de Chão Management Incentive Plan (the “Plan”) is to enhance the Company’s ability to attract and retain highly qualified executives, to provide additional financial incentives to such executives and to promote the success of the Company and its subsidiaries through awards of incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Code.

Unless defined in the Plan, capitalized terms will have the meanings assigned to them in the Fogo de Chão, Inc. 2015 Omnibus Incentive Plan (the “Omnibus Plan”). In the event of a conflict among the provisions of the Plan and the Omnibus Plan, the provisions of the Plan will prevail.

1. Administration of the Plan.

(a) The Plan shall be administered by the Committee.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the amount of any Incentive Amount; (iii) determine whether, to what extent and under what circumstances Incentive Amounts may be settled or exercised in cash, Shares, other awards, other property, net settlement or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Incentive Amounts may be settled, exercised, canceled, forfeited or suspended; (iv) determine whether, to what extent and under what circumstances cash, Shares, other awards, other property and other amounts payable with respect to an Incentive Amount under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (v) interpret and administer the Plan and any instrument or agreement relating to, or Incentive Amount made under, the Plan; (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Such authority shall include the right to exercise discretion to reduce, at any time prior to the payment thereof, the Incentive Amount payable to any Participant to any amount, including zero, that is below the Formula Amount; provided, however, that the exercise of such discretion with respect to any Participant shall not have the effect of increasing the Incentive Amount payable to any other Participant.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any beneficiaries thereof.

2. Participation and Performance Goals. Not later than the Applicable Deadline with respect to a Performance Period, the Committee shall (a) designate the Eligible Executives who are Participants in the Plan for such Performance Period, and (b) affirm, in writing, the formula governing each such Participant’s Formula Amount for such Performance Period.

3. Committee Certification. As soon as reasonably practicable after the end of each Performance Period, but in no event later than March 15 following the end of such Performance Period, the Committee shall certify, in writing, the level of Adjusted EBITDA achieved for such Performance Period and the dollar amount of the Formula Amount for each Participant in the Plan for such Performance Period.

4. Determination of Incentive Amount. At any time before an Incentive Amount for a Performance Period is paid, the Committee may, in its sole discretion and taking into consideration such factors as it deems appropriate (which may include the degree to which objective and subjective performance goals and other criteria have been attained for such Performance Period), determine to pay a Participant an Incentive Amount that is less than the Formula Amount, or to pay no Incentive Amount. The amount by which any Formula Amount is reduced shall not be paid to any other Participant.

5. Payment of Incentive Amount. An Incentive Amount shall be paid in cash, unrestricted or restricted Shares or RSUs (which may be provided under a shareholder-approved equity plan of the Company, subject to the terms and conditions of such plan), or a combination of the foregoing. The payment of an Incentive Amount shall be made at such time as the Committee determines in its sole discretion, which shall in no event be later than March 15 following the Performance Period to which such Incentive Amount relates unless the Committee, in its sole discretion, provides for the deferral of an Incentive Amount under a nonqualified deferred compensation plan or program maintained by the Company, subject to the terms and conditions of such plan or program.

6. No Right to Incentive or Continued Employment.

(a) No employee, Participant or other person shall have any claim to be granted any Incentive Amount under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Incentive Amounts under the Plan. The terms and conditions of Incentive Amounts need not be the same with respect to each recipient. Any Incentive Amount granted under the Plan shall be a one-time award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Incentive Amount shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any affiliate. Further, the Company or the applicable affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any other agreement binding the parties. The receipt of any Incentive Amount under the Plan is not intended to confer any rights on the receiving Participant.

7. Withholding. The Company shall be authorized to withhold from any Incentive Amount granted or any payment due or transfer made under any Incentive Amount or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Incentive Amount, its exercise or settlement or any payment or transfer under such Incentive Amount or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

8. Nontransferability. Except as may be permitted by the Committee, (a) no Incentive Amount and no right under any Incentive Amount shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will and (b) during a Participant’s lifetime, each Incentive Amount, and each right under any Incentive Amount, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; provided, however, that the Committee shall not permit any Incentive Amount to be transferred or transferable to a third party for value or consideration without the approval of the Company’s shareholders. The provisions of this Section 9 shall not apply to any Incentive Amount that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Incentive Amount in accordance with the terms thereof.

9. Unfunded Plan. Neither the Plan nor any Incentive Amount shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Incentive Amount, such right shall be no greater than the right of any unsecured general creditor of the Company.

10. Repayment/Forfeiture of Incentive Amount. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the United States Sarbanes-Oxley Act of 2002 (and not otherwise exempted), the Participant shall reimburse the Company the amount of any payment of any Incentive Amount earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document not in compliance with such financial reporting requirement. Rights, payments and benefits under any Incentive Amount shall be subject to repayment to or recoupment (clawback) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. To the extent such Incentive Amount was deferred under a nonqualified deferred compensation plan maintained by the Company rather than paid to the Participant, the amount deferred (and any earnings thereon) shall be forfeited.

11. Adoption, Amendment, Suspension and Termination of the Plan.

(a) Subject to the approval of the Plan by the Company’s shareholders, the Plan shall be effective on January 1, 2015 and shall continue in effect until terminated as provided below.

(b) Except to the extent prohibited by applicable law, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Incentive Amount, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or to impose any recoupment provisions on any Incentive Amounts in accordance with Section 11. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations.

(c) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Incentive Amount in the manner and to the extent it shall deem desirable to carry the Plan into effect.

12. Section 162(m). If any provision of the Plan would cause an Incentive Amount not to constitute “qualified performance-based compensation” under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

13. Section 409A. The Company intends that the Incentive Amount be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the payment of Incentive Amount. In the event the Incentive Amount are subject to Section 409A, the Committee may, in its sole discretion, take any of the actions described in Section 11 of the Omnibus Plan. Notwithstanding any contrary provision in the Omnibus Plan or the Plan, if an amount payable under an Incentive Amount as a result of the Participant’s termination of employment (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, the payment of such amount shall be delayed for the first six (6) months following such termination of employment (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period (or, if earlier, the date of death of the specified employee) or as soon as administratively practicable thereafter. If an Incentive Amount includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment and if an Incentive Amount includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Incentive Amount. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

14. Governing Law. The Plan shall be governed by the laws of the state of Delaware, without application of the conflicts of law principles thereof.

15. Definitions. As used herein, the following terms shall have the respective meanings indicated:

(a) “Adjusted EBITDA” shall mean, with respect to the Company, for any Fiscal Year, determined in accordance with generally accepted accounting principles, (a) income from continuing operations; plus (b) income tax expense; plus (c) interest expense; minus (d) interest income; plus (e) depreciation expense; and plus (f) amortization expense. Adjusted EBITDA shall be calculated without regard to: (i) the effects of changes in accounting standards or principles and in tax rules or regulations; (ii) any ongoing and/or one-time costs and/or expenses attributable to an acquisition, including those related to the negotiation, completion and/or integration of an acquisition, incurred during the Fiscal Year; (iii) any costs related to the purchase accounting step up in the basis of tangible or intangible assets not classified as depreciation or amortization; (iv) any ongoing and/or one-time costs and/or expenses associated with the sale or separation (or attempted sale or separation) of a business in the Fiscal Year; (v) the reported results of an acquisition completed in the Fiscal Year; (vi) any ongoing and/or one-time costs and/or expenses attributable to a financing transaction, including selling accounts receivable; (vii) any Pre-opening Costs; and (viii) any significant or non-recurring items which are disclosed in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K for such period. Notwithstanding the foregoing, in the event that a business is sold or separated from the Company during the Fiscal Year, such business’ Target and Adjusted actual results shall be eliminated from all calculations. In the event that the Company’s earnings release with respect to any Fiscal Year is delayed beyond March 15 of the following year, Adjusted EBITDA for such Fiscal Year shall be determined in good faith by the Committee. In all events, any calculation of Adjusted EBITDA shall be done in a manner intended to satisfy the requirements of Section 162(m) of the Code.

(b) “Applicable Deadline” shall mean the 90th day of the Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code).

(c) “Eligible Executive” shall mean the Company’s Chief Executive Officer and other executive officers of the Company who are or may be “covered employees” of the Company as defined in Section 162(m) of the Code.

(d) “Fiscal Year” shall mean a fiscal year of the Company.

(e) “Formula Amount” shall mean, for each Participant, six percent (6%) of Adjusted EBITDA for the applicable Performance Period. Notwithstanding the foregoing, with respect to any Participant the Committee may in its sole discretion substitute within the applicable time frame described in Section 2 above a percentage smaller than six percent (6%) for purposes of this definition.

(f) “Incentive Amount” shall mean, for each Participant, an incentive to be paid under the Plan in the amount determined by the Committee pursuant to Sections 5 and 6 above.

(g) “Participant” shall mean, with respect to any Performance Period, an Eligible Executive who is designated as a Participant in the Plan for such Performance Period in accordance with Section 2.

(h) “Performance Period” shall mean a Fiscal Year or any other period designated by the Committee with respect to which an award is granted under the Plan.

(i) “Pre-opening Costs” shall mean “pre-opening costs” defined in ACS720-15 (formerly SOP 98-5) published by the American Institute of Certified Public Accountants, related to the opening and organizing of new restaurants, such costs including, without limitation, the cost of feasibility studies, staff-training, recruiting and travel costs for employees engaged in such start-up activities and preopening rent costs.

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